CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS


To the Board of Directors
Clickable Enterprise, Inc and Subsidiaries


We hereby consent to the incorporation by reference in the foregoing Registration Statement on Form S-8 of our report dated June 28, 2004, relating to the consolidated financial statements of Clickable Enterprises, Inc. (formerly Achievement Tec Holdings, Inc.) and Subsidiary which appears in Clickable Enterprises, Inc.'s Annual Report on Form 10-KSB for the year ended March 31, 2004, filed with the Securities and Exchange Commission on July 21, 2004.



                                                  /s/ WEINBERG & COMPANY, P.A.
                                                  ------------------------------
                                                  WEINBERG & COMPANY, P.A.
                                                  Certified Public Accountants



Boca Raton, Florida
July 21, 2004





  Town Executive Center                                    Watt Plaza
6100 Glades Road Suite 314                     1875 Century Park East Suite 600
Boca Raton, Florida 33434                        Los Angeles, California 90067
Telephone: (561) 487-5765                          Telephone: (310) 407-5450
Fascimile: (561) 487-5766                          Facsimile: (310) 407-5451


                          Website: www.cpaweinberg.com
    American Institute of CPA's\Division for CPA Firms SEC Practice Section